Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 2-88003, 2-98471, 33-26177 and 33-38219) pertaining to the Rogers Employee Savings and Investment Plan of Rogers Corporation of our report dated June 15, 2012, with respect to the financial statements of the Rogers Employee Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Boston, Massachusetts
July 12, 2013